News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
PROCTER & GAMBLE ANNOUNCES ORGANIZATION CHANGES P&G Organizes Global Business Units into Industry-Based Sectors

CINCINNATI, June 5, 2013 - The Procter & Gamble Company (NYSE:PG) today announced it is grouping its Global Business Units into four industry-based sectors as part of the Company’s ongoing plan to improve business performance. These changes support the Company’s current growth strategies of strengthening developed market businesses, maintaining developing market momentum, building a strong innovation pipeline, and driving productivity improvements.

“This sector organization and leadership team will help us operate more effectively and efficiently to continue momentum behind P&G’s growth strategies,” said A.G. Lafley, P&G Chairman of the Board, President and Chief Executive Officer.  “These changes build on the productivity and organization design work led by Bob McDonald, and will help us get closer to consumers and become more agile with customers.”

New Sector Groups

The businesses in each sector are focused on common consumer benefits, share common technologies, and face common competitors.   Each sector will be led by a Group President.

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Martin Riant has been elected Group President of Global Baby, Feminine and Family Care.  This Sector includes the following global categories:  Baby Care, Family Care, and Feminine Care.  Mr. Riant will lead the Sector in addition to his current responsibilities as Group President – Global Baby Care.

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Deborah A. Henretta has been elected Group President of Global Beauty.  This Sector includes the following global categories:  Beauty Care, Retail Hair Care and Color, Salon Professional, and Prestige.  Ms. Henretta will lead the Sector in addition to her current responsibilities as Group President – Global Beauty Care.

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David S. Taylor, currently Group President – Global Home Care, has been elected Group President of Global Health and Grooming.  This Sector includes the following global categories: Shave Care, Braun, Oral Care, Health Care and Pet Care. In addition to leading the Sector, Mr. Taylor will assume additional responsibility for the Pet Care business, succeeding Jorge S. Mesquita who is leaving the Company to pursue outside interests. Charles E. Pierce, currently Group President – Global Oral Care, will also assume the additional responsibilities for New Business Creation and Innovation currently held by Mr. Mesquita.  Mr. Pierce will report to Mr. Taylor for Oral Care and to Mr. Lafley for New Business Creation and Innovation.

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Giovanni Ciserani has been elected Group President of Global Fabric and Home Care.  This Sector includes the following global categories:  Fabric Care, Home Care, and Power.  Mr. Ciserani will lead the Sector in addition to his current responsibilities as Group President – Global Fabric Care. In connection with this, George Tsourapas, currently Vice President–Fabric and Home Care, Central and Eastern Europe, Middle East and Africa, has been elected President-Global Home Care and P&G Professional, succeeding David Taylor. Mr. Tsourapas will report to Mr. Ciserani.

With their expanded roles, Mr. Ciserani, Ms. Henretta, Mr. Riant and Mr. Taylor will report directly to Mr. Lafley. Presidents for each of the global business units included in each sector will now report to the respective Sector Group President. These changes are effective July 1, 2013.

“We expect this structure to facilitate faster global expansion of brand and product innovations to win with consumers,” Mr. Lafley said. “Sectors will also drive technical, commercial, financial and organizational synergies to improve results.”

Concurrent with these changes, P&G is also announcing that Dimitri Panayotopoulos, currently Vice Chairman, Global Business Units, has been elected Vice Chairman and Advisor to the Chairman and Chief Executive Officer effective July 1, 2013. Mr. Panayotopoulos will continue to report to Mr. Lafley.

Also effective July 1, 2013, Melanie L. Healey, Group President - North America and Global Hyper, Super and Mass Channel, will report to Mr. Lafley in addition to Werner Geissler, Vice Chairman, Global Operations. This change reflects the size and impact of the North America market to P&G’s business.  Mr. Geissler will continue reporting to Mr. Lafley as Vice Chairman, Global Operations, with particular focus on Western Europe and developing markets.

“This will strengthen our focus on go-to-market excellence in our core developed and developing markets,” Mr. Lafley said. “Taken together, these organization changes will help us operate better and faster as one unified team to win.”

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, China, India and Argentina); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.6 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in approximately 75 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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